Exhibit 99.1

Dimension Therapeutics Announces Gene Therapy Research Collaboration with the University of Pennsylvania and Expansion of Inherited Metabolic Disease Portfolio

Therapeutic Programs Address Citrullinemia Type 1, Phenylketonuria, and Wilson Disease

Diseases Can Have Devastating Consequences for Patients and Families, with Few Effective Treatment Options

Research Collaboration Positions Dimension as the Leading Innovative Gene Therapy Approach for Liver- Associated Rare Diseases

CAMBRIDGE, Mass., May 05, 2016 (GLOBE NEWSWIRE) — Dimension Therapeutics, Inc. (NASDAQ:DMTX), a biopharmaceutical company advancing novel, adeno-associated virus (AAV) gene therapies targeting the liver, a central organ for devastating rare diseases, today announced a comprehensive research collaboration and license agreement with the Perelman School of Medicine at the University of Pennsylvania (PENN) to advance treatments for inherited metabolic diseases (IMDs). Exclusive programs under the collaboration will address citrullinemia type 1, phenylketonuria (PKU), and Wilson disease, rare diseases which often have devastating outcomes for patients and their families and for which there are few effective treatment options.

Under the agreement, PENN will be responsible for all preclinical translational research to support candidate selection and IND filings in each disease area. Dimension will be responsible for the manufacture of the vectors for IND-enabling studies and subsequent advancement into clinical testing. Dimension will be responsible for funding all research activities, and PENN will be eligible to receive research based milestones and royalties on future product sales. Dimension also has exclusive worldwide rights to REGENXBIO’s proprietary NAV® Technology Platform in each disease area.

“This important milestone in the evolution of our pipeline further solidifies Dimension as the leader in gene therapy for rare diseases associated with the liver,” said Annalisa Jenkins, MBBS, MRCP, Chief Executive Officer of Dimension. “We are delighted to be collaborating with the Wilson Laboratory at Penn on the innovative science that is set to transform the lives of patients living with these devastating diseases.”

Dimension’s collaboration with PENN will focus on research conducted with the laboratory of James Wilson, M.D., Ph.D., professor of Medicine and Pediatrics and director of the Orphan Disease Center at Penn Medicine. Dr. Wilson added, “We are pleased to continue our productive partnership with Dimension, which combines the unique translational capabilities of my lab with Dimension’s drug development expertise, enabling the advancement of new AAV-based therapies for liver-associated diseases. We believe these therapies, based on extensive, peer-reviewed preclinical validation and testing, have the potential to transform patient care and give clinicians new options to treat previously intractable diseases.”

PENN and Wilson are both equity holders of Dimension and Wilson holds shares of REGENXBIO. REGENXBIO has licensed AAV technologies from PENN and Dimension holds exclusive sublicenses from REGENXBIO to certain PENN-owned AAV technologies.

Background on Citrullinemia Type 1

Citrullinemia type 1, a urea cycle disorder, is caused by a deficiency in argininosuccinate synthase 1 (ASS1), a liver enzyme responsible for detoxification of ammonia. Individuals with citrullinemia type I can build-up excessive levels of ammonia and citrulline in their blood, potentially resulting in neurological deficits and other toxicities. The incidence of citrullinemia type 1 is estimated at approximately 1 per 250,000 live births, affecting more than 2,000 individuals worldwide. Current therapy for citrullinemia type 1 is considered difficult for patients and generally ineffective, including diet restriction and nitrogen scavengers, and the only curative approach is liver transplantation.

Background on Phenylketonuria

Phenylketonuria (PKU) or phenylalanine hydroxylase (PAH) deficiency is a rare genetic disorder of the liver affecting approximately 50,000 patients in the developing world. Caused by a deficiency of the enzyme PAH, required to metabolize the essential amino acid phenylalanine (Phe), patients without the enzyme accumulate abnormally high Phe levels in the blood. As levels rise, they can become toxic to the brain, resulting in a variety of complications including severe intellectual disability, seizures, and psychiatric symptoms. Newborn screening, implemented in the 1960s, has enabled the diagnosis and intervention of virtually all persons under the age of 40 with PKU. While PKU can be managed with a severely restricted diet and supplementation with modified and medical foods, the strict diet is difficult for patients and can lead to elevated levels of blood Phe.

Background on Wilson Disease

Wilson disease is a rare genetic disease associated with the liver that causes severe copper poisoning of the liver, brain and other vital organs. Caused by a deficiency in the copper-transporter adenosine triphosphatase (ATPase), located in the liver, the disease can result in life-threatening damage if left untreated, including hepatic manifestations and neuropsychiatric illness later in life. While copper plays a key role in the development of healthy nerves, bones, collagen and the skin pigment melanin, any excess copper is excreted through bile, a substance produced in the liver. Fatal if not recognized and treated when symptomatic, the diagnosis is often not made until adulthood. It is estimated that Wilson disease affects approximately one in 30,000 people worldwide, or approximately 50,000 individuals.

Dimension’s Adeno-Associated Virus (AAV) Vector Platform

Dimension is advancing therapies based on a next-generation AAV platform that has demonstrated early validation and compelling preclinical in vivo proof of concept across multiple disease states in leading academic research centers. Dimension’s current efforts focus on AAV8 and AAVrh10, two forms of AAV vectors that selectively target liver cells and have been optimized to deliver missing intact genes in diseases associated with the liver. Initial indications of positive net benefit with AAV gene therapy in patients living with hemophilia B, plus demonstration of robust gene expression in multiple preclinical in vivo models and commercially viable novel CMC approaches, provide a strong foundation for Dimension’s proprietary programs.

About Dimension Therapeutics, Inc.

Dimension Therapeutics, Inc. (NASDAQ:DMTX) is the leader in discovering and developing new therapeutic products for people living with devastating rare diseases associated with the liver, based on the most advanced, mammalian adeno-associated virus (AAV) gene delivery technology. Dimension is actively progressing its broad pipeline, which features programs addressing unmet needs for patients suffering from inherited metabolic diseases, including OTC deficiency, GSDIa, citrullinemia type 1, PKU, Wilson disease, a collaboration with Bayer in hemophilia A, and a wholly owned clinical program in hemophilia B. The company targets diseases with readily identifiable patient populations, highly predictive preclinical models, and well-described, and often clinically validated, biomarkers. Founded in 2013, Dimension maintains headquarters in Cambridge, Massachusetts.

For more information, please visit www.dimensiontx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the continued progress of Dimension’s portfolio and lead programs in IMDs and hemophilia, the potential productivity of Dimension’s ongoing research collaborations with the University of Pennsylvania, the timing, scope or likelihood of regulatory filings and approvals, our expectations regarding the size of patient populations, the progress and results of preclinical studies, our ability to develop and advance product candidates into, and successfully complete, clinical studies, and the future development, manufacture and commercialization of treatments for IMDs. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Dimension’s product candidates, including its lead candidate, DTX101, will not successfully be developed or commercialized; and the risks described under the caption “Risk Factors” in Dimension Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Dimension Therapeutics’ additional filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Dimension Therapeutics undertakes no duty to update this information unless required by law.

CONTACT:

Jean Franchi

Chief Financial Officer

Dimension Therapeutics

617-714-0709

jean.franchi@dimensiontx.com

Burns McClellan, on behalf of Dimension Therapeutics

Media: Justin Jackson

212-213-0006, ext.327

jjackson@burnsmc.com

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